As filed with the Securities and Exchange Commission on January 17, 2025.

Registration No. 333-281852

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Rocky Mountains Group Ltd

(Exact name of registrant as specified in its charter)

Date: January 17, 2025

Nevada	8200	93-2609396
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

E 242 Bucklands Beach Road, Bucklands Beach

Auckland 2012, New Zealand

Issuer’s telephone number: (+61) 4 0522 3877

Company email: rockymountains@yeah.net

(Address, including zip code, and telephone number,
including area code, of registrant’s principal mailing address)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

SUBJECT TO COMPLETION, DATED JANUARY 17, 2025

PRELIMINARY PROSPECTUS

Rocky Mountains Group Ltd

8,000,000 SHARES OF COMMON STOCK

$0.0001 par VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Rocky Mountains Group Ltd. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB. Although we believe that in the future we will meet the eligibility requirements in order to be quoted on the OTCQB, we cannot quantify the likelihood that this will be the case. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, there is the possibility a market maker may not apply to make a market in our common stock.

In this public offering we, “Rocky Mountains Group Ltd” are offering 8,000,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis. There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Mr. Zonghan Wu, who is deemed to be an underwriter of this offering. There is uncertainty that we will be able to sell any of the 8,000,000 shares being offered herein by the Company. Mr. Wu will not receive any commissions or proceeds for selling the shares on our behalf. All of the shares being registered for sale by the Company will be sold at a fixed price of $0.015 per share for the duration of the Offering. Assuming all of the 8,000,000 shares being offered by the Company are sold, the Company will receive $120,000 in net proceeds. Assuming 6,000,000 shares (75%) being offered by the Company are sold, the Company will receive $90,000 in net proceeds. Assuming 4,000,000 shares (50%) being offered by the Company are sold, the Company will receive $60,000 in net proceeds. Assuming 2,000,000 shares (25%) being offered by the Company are sold, the Company will receive $30,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our Company’s business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

Rocky Mountains Group Ltd offers financial literacy seminar services, with a focus on providing such services to customers in New Zealand.

As of the date of this filing, our Chief Executive Officer, President, Secretary, Treasurer, Director Zonghan Wu owns and controls 100% of the voting power of our outstanding capital stock. While Mr. Wu continues to control 100% of the voting power in our Company, Mr. Wu will have effective control over the Company. If no shares are sold following this offering, Zonghan Wu will continue to hold 100% of the shares issued. If all 8,000,000 shares are sold, Mr. Wu will hold 71.43% of the stock.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our director for an additional 90 days. We may however, at any time and for any reason terminate the offering.

The Company estimates the costs of this offering at about $27,000. All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses however, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through January 17, 2025 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is January 17, 2025.

PART I PROSPECTUS

PROSPECTUS SUMMARY

In this Prospectus, “Rocky Mountains Group,” “Rocky Mountains” the “Company,” “we,” “us,” and “our,” refer to Rocky Mountains Group Ltd, unless the context otherwise requires. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending May 31st. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section, and the “Summary of Our Financial Information” section and the “Management’s Discussion and Analysis” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 4, and the financial statements, before making an investment decision.

The Company

Rocky Mountains Group Ltd, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on July 25, 2023.

On July 25, 2023, Mr. Zonghan Wu was appointed as President, Secretary, Treasurer, Chief Executive Officer, and Director.

On October 20, 2023, the Company issued 20,000,000 shares of restricted common stock, with $0.0001 per share, to Mr. Zonghan Wu in consideration of $2,000. The $2,000 in proceeds went to the Company to be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended (“Regulation S”) due to the fact that all sales of stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Rocky Mountains Group Ltd offers financial literacy seminar services, with a focus on providing such services to customers in New Zealand.

Our Offering

We have authorized capital stock consisting of 75,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”). We have 20,000,000 shares of Common Stock issued and outstanding. Through this offering we will register a total of 8,000,000 shares. We may endeavor to sell all 8,000,000 shares of common stock after this registration becomes effective. The price at which we, the company, offer these shares is at a fixed price of $0.015 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock.

*We will notify investors by filling a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

8,000,000 shares of common stock, at a fixed price of $0.015 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at a fixed price per share of $0.015 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	20,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	28,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.015.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.015 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds from this offering to us to fund operating expenses, cover any compliance and reporting expenses that may be incurred, payment for offering expenses, advertising costs, and other related expenditures. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 8,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer will sell the 8,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.

Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $27,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

It is possible that our financial literacy seminar services will not generate as much interest from potential clients as we anticipate.

Although we constantly seek to modify our services in order to remain competitive, it is possible that our current available seminar services will not meet the needs of, or generate interest from, potential clients in our target demographic. As is typically the case, the needs of the marketplace see rapid shifts and evolutions. If we cannot appropriately anticipate what services will generate demand and market acceptance then we are likely to see fewer clients, and subsequently less revenue, than we anticipate. Market acceptance for our services may require substantial marketing efforts and the expenditure of significant funds, which we may not have available, to create awareness and demand among customers. If we cannot generate significant interest in the services we offer then it is possible that we may need to alter, or entirely change, our consulting services and it is possible that you may lose all or part of your investment.

Our financial performance depends on our ability to develop awareness of our seminar services and we may not be successful in doing so.

The continued development of awareness of the seminar services offered by our Company among our clients is critical to the continued acceptance and growth of our sales. If we are unable to continue to develop awareness of the programs, this could negatively impact our company’s ability to increase revenues and achieve profitability. The following are some of the factors that could prevent us from successfully continuing to develop awareness of the programs:

●	the emergence of more successful competitors;

●	customer dissatisfaction with our programs and services;

●	its failure to maintain or expand our brand.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our Company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

If we fail to meet client expectations we may be negatively affected.

The risk of not meeting our clients’ expectations may result in a failure to increase or secure our market share. Our clients may not be satisfied with the seminar services we intend to offer, therefore there is a chance that they may choose alternative service providers or other competitors. This may result in decreased revenue and a decreased market share.

We may fail to attract clients to enroll in our seminar services.

The success of our business depends primarily on the number of participants enrolled in our seminar and the amount of seminar fees that the participants are willing to pay. Therefore, our ability to continue to attract people to enroll in our seminars without a significant decrease in seminar fees is critical to the continued success and growth of our business. This in turn will depend on several factors, including our ability to develop new seminar programs and enhance existing seminars to respond to changes in market trends and client demands, expand our geographic reach, manage our growth while maintaining the consistency of our teaching quality, effectively market our programs to a broader base of prospective clients. If we are unable to continue to attract people to enroll in our seminars without a significant decrease in seminar fees, our revenue may decline, and we may not be able to operate profitability.

Our PCAOB Auditor, JP Centurion & Partners PLT, in their audit report dated August 30, 2024, has indicated that there is a substantial doubt about our ability to continue as a going concern.

The company has not yet realized a source of revenue to cover its operating expenses. As a result, our PCAOB auditor has indicated that there is substantial doubt about our ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. Our financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company expects to finance its operations primarily through cash flow from revenue and continuing financial support from our majority shareholder, Mr Zonghan Wu. In the event that we require additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the Company’s majority shareholder has indicated his intent and ability to provide additional financing, but is under no obligation to do so. In the event that Mr. Zonghan Wu does not provide additional financing, we may be forced to suspend or, in a worst case scenario, cease operations entirely.

At present, the Company has conducted minimal operations, and there can be no assurances that our planned operations will succeed.

Currently, the operations of our Company have been limited to the creation of a personal financial literacy report for a client. There can be no assurances, or guarantees, that our efforts to market and successfully obtain clients for our other business consulting services will succeed. In the event that we cannot successfully complete our business objective you may lose all, or part, of your investments.

Our intellectual property is not currently protected by trademarks, patents, or copyrights.

If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

We have not filed for trademark, patent, or copyright protection. Third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us. Any future trademark and patent applications may not be approved.

In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights.

Although we have taken measures to protect our proprietary rights, including the use of encryption, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business. Any of these events could have an adverse effect on our business and financial results.

Because we operate in a highly competitive industry, our revenues or profits could be harmed if we are unable to compete effectively.

The educational industry in which we operate is subject to intense competition. We compete against business consulting corporations which comparable services and operations, have an extensive operating history, have greater revenue and resources, amongst other advantages. If we cannot compete effectively we may not generate substantive revenue or profits which could negatively impact the value of our common stock.

We may fail to establish and maintain strategic relationships.

We believe that the establishment of strategic partnerships with a variety of stakeholders, including educational institutions, financial advisory firms, corporate entities, non-governmental organizations (NGOs), and community groups, will greatly benefit the growth of our business. These partnerships are intended to enhance our reach and credibility by leveraging the networks and resources of these partners, which are aligned with our mission to improve financial literacy. While we intend to seek out and enter into strategic alliances, we may not be able to enter into these strategic partnerships on commercially reasonable terms, or at all. Even if we enter into strategic alliances, our partners may not attract significant numbers of clients or otherwise prove advantageous to our business. Our inability to secure or maintain these strategic alliances could have a material and adverse effect on our business.

If we were to lose the services of Mr. Wu we may not be able to execute our business strategy.

We currently depend on the continued services and performance of the key member of our management team, comprised solely of Zonghan Wu. His leadership has played an integral role in our company. The loss of the key member of our management team could disrupt our operations and have an adverse effect on our ability to grow our business. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very competitive. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Our principal executive offices are located in New Zealand and our Company has a non-U.S. resident Officer and Director. As such, it may be difficult to pursue legal action against our Company or Director.

Due to the fact that our Company’s executive office is located in New Zealand and our Company has non-U.S. resident Officers and Directors, the enforceability of civil liability provisions of U.S. federal securities laws against the company’s Officers and Directors, and company assets located in foreign jurisdictions, will be limited if possible at all. Our stockholders would face difficulty in:

●	effecting service of process within the United States on our officers;
●	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against our officers;
●	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and
●	bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officers.

A decline in general economic conditions could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. It is our opinion that in the event of an economic slowdown, spending habits of both consumers and businesses could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

We expect our quarterly financial results to fluctuate.

We expect our revenue and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

●	General economic conditions;
●	The number of clients for our business consulting services;
●	Our ability to retain, grow our business and attract new clients;
●	Administrative costs;
●	Advertising and other marketing costs.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our President, Zonghan Wu, owns and controls 100% of the voting power of our outstanding capital stock. If we sell 100% of the shares in this offering, Zonghan Wu will own and control 71.43% of the voting power of our outstanding capital stock.

Mr. Wu will have substantial voting power in all matters submitted to our stockholders for approval including:

●	Election of our board of directors;
●	Removal of any of our directors;
●	Amendment of our Certificate of Incorporation or bylaws;
●	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of Mr. Wu’s ownership in the Company he is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Mr. Wu’s voting power may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Due to the fact that our officers and directors conduct outside business activities the attention and efforts of our officers and directors are not solely focused upon Rocky Mountains Group Ltd.

While our officer and director intends to devote as much time as necessary to the success and development of Rocky Mountains Group Ltd, however, Mr. Wu has outside interests that require a portion of his time every week. Currently Mr. Wu is prepared to dedicate 20 hours per week to the operations of Rocky Mountains Group Ltd. Although we believe his time, resources, and effort are allocated appropriately to allow for the Company’s future success, there can be no guarantee that his priorities will not shift in the future. In the event that their outside interests begin to take precedence over their positions in Rocky Mountains Group Ltd the Company may not experience the growth and success that is anticipated. In this event either corrective action will have to be taken or, in a worst case scenario, investors could lose all or part of their investments.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and director have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock, so any returns to stockholders will be limited to the value of our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings for the development, operation, and expansion of our business and do not expect to pay any dividends in the foreseeable future. In addition, any future debt agreements may preclude us from paying dividends. Any return to stockholders will therefore be limited to the appreciation of their stock. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade at a discount from the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock may not be indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

Even if our shares become publicly quoted, your shares may not be “free-trading”.

Investors should understand that their shares of our common stock will not become “free-trading” merely because our Company is a publicly-quoted company. In order for the shares to become “free-trading,” the shares must be registered, or entitled to an exemption from registration under applicable law. There is no assurance that the shares become “free-trading” and stockholders will be able to sell shares of our Common Stock when desired

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock quoted on the OTC Marketplace. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 75,000,000 shares of common stock, of which 20,000,000 shares are issued and outstanding as of the date of this filing. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Rocky Mountains Group Ltd and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Risk of losing one’s investment.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the OTC Marketplace, or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless and resulting in a partial or complete loss of their investment.

Our Chief Executive Officer and sole Member of our Board of Directors Mr. Zonghan Wu does not have any prior experience conducting a best effort offering, and our best efforts offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Mr. Wu does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Chief Executive Officer Mr. Zonghan Wu, who will receive no commission. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

If our common stock becomes quoted and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

In the event that our shares are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is approximately $27,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $30,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

If our common stock becomes listed or quoted and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Because we have 75,000,000 authorized shares of common stock, management could issue additional shares, diluting the current shareholders’ equity.

We are authorized to issue an aggregate of 75,000,000 shares of common stock, par value $0.0001 per share, of which only 20,000,000 are currently issued and outstanding. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

We intend to apply to have our common stock quoted on the OTC Market Group’s OTCQB Marketplace (“OTCQB”). This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be quoted or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, we may not be bale to convince any broker/dealers to act as market-makers and make quotations via the OTCQB. We may consider pursuing a quotation on the OTCQB after this registration becomes effective and we have completed our offering.

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

●	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

●	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

●	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

●	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

●	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

●	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have annual total gross revenues of $1.235 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

●	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

●	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

ROCKY MOUNTAINS GROUP LTD

BALANCE SHEET AS OF MAY 31, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

As of
May 31, 2024
(Audited)
ASSETS
Current assets
Cash and cash equivalents	$2,975
Accounts receivable	5,000
Total current assets	7,975

Non - current asset
Plant and equipment, net	$1,521
Total non - current asset	1,521

TOTAL ASSETS	$9,496

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued liabilities	$8,500
Amounts due to a director	2,929
Total current liabilities	11,429

Total liabilities	$11,429

Stockholders’ equity
Common stock – Par value $ 0.0001; Authorized: 75,000,000 shares; Issued and outstanding: 20,000,000 shares as of May 31, 2024	$2,000
Additional paid in capital	-
Accumulated deficit	(3,933)
Total stockholders’ equity	$(1,933)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,496

The accompanying notes are an integral part of these financial statements.

ROCKY MOUNTAINS GROUP LTD

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FROM JULY 25, 2023 (DATE OF INCEPTION) TO MAY 31, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

From July 25, 2023 (Date of Inception) to May 31, 2024
Revenue	$10,000

Operating expenses
General and administrative expenses	13,795
Depreciation	138
Total operating expenses	13,933

Loss from operations	(3,933)

Other income	-

Net loss	(3,933)

Earnings per share
Net loss per common stock, basic and diluted	0

Weighted average number of common stock issued and outstanding
- Basic and diluted	15,691,318

The accompanying notes are an integral part of these financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The Company was incorporated on July 25, 2023. Our cash and cash equivalents are $2,975 and our cash and bank balance is not sufficient to fund our limited levels of operations for any period of time. In order to continue our current business plan and increase our current level of operations for the next twelve-month period, we require further funding.

Results of operations from July 25, 2023 (Date of Inception) to May 31, 2024

Revenues

From July 25, 2023 (Date of Inception) to May 31, 2024, the Company generated revenue in the amount of $10,000. The revenue was generated as a result of the Company having provided two Personal Financial Literacy Seminars (PFL Seminar) to two participant(s).

General and Administrative Expenses

From July 25, 2023 (Date of Inception) to May 31, 2024, the Company had general and administrative expenses in the amount of $13,795. These were primarily comprised of bank charges, legal fees, company incorporation fees, and professional fees.

Net Loss

Our net loss from July 25, 2023 (Date of Inception) to May 31, 2024 was $3,933.

Liquidity and Capital Resources

Cash Provided by Operating Activities

Net cash provided by operating activities was $2,634 from July 25, 2023 (Date of Inception) to May 31, 2024. Cash provided by operating activities was attributable to increases in the amount due to our director, accrued liabilities, and decrease in accounts receivable.

Cash Used In Investing Activity

For the period ended May 31, 2024, the Company had realized “cash used in investing activity” of $1,659. The cash used in investing activity was attributable to the purchase of plant and equipment.

Cash Provided by Financing Activity

On October 20, 2023, our sole officer and director, Zonghan Wu, purchased 20,000,000 shares of restricted common stock at a purchase price of $0.0001 per share. The $2,000 in proceeds went directly to the Company to be used for working capital.

In regards to all of the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended (“Regulation S”) for the above sale of the stock since the sale of the stock were made to non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

For the period ended May 31, 2024, we generated a total of $2,000 from the sale of our common stock.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Results of operations for the three and six months ended November 30, 2024

Revenues

For the three months ended November 30, 2024, the Company generated revenue in the amount of $10,000. The revenue was generated as a result of the Company having provided two Personal Financial Literacy Seminars (PFL Seminar) to two participants.

For the six months ended November 30, 2024, the Company generated revenue in the amount of $15,005. The revenue was generated as a result of the Company having provided three Personal Financial Literacy Seminars (PFL Seminar) to three participants.

General and Administrative Expenses

For the three months ended November 30, 2024, the Company had general and administrative expenses in the amount of $7,822. These were primarily comprised of bank charges, legal, audit and professional fees.

For the six months ended November 30, 2024, the Company had general and administrative expenses in the amount of $14,253. These were primarily comprised of bank charges, legal, audit and professional fees.

Net Income

Our net income for the three months ended November 30, 2024 was $1,859.

Our net income for the six months ended November 30, 2024 was $220.

Liquidity and Capital Resources

Cash Provided by Operating Activities

For the six months ended November 30, 2024, the Company has net cash inflow $4,579 in operating activities primarily caused by decreases in the accrued liabilities, accounts receivable, amount due to our director and increase in prepayment.

Cash Used In Investing Activity

For the six months ended November 30, 2024, the Company had realized “cash used in investing activity” of $3,901. The cash used in investing activity was attributable to the purchase of plant and equipment.

Cash Provided by Financing Activity

For the six months ended November 30, 2024,  the Company did not generate nor used any cash in financing activities.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Industry overview

Rocky Mountains Group Ltd (herein referred as the “Company”) primarily operates in New Zealand’s Financial Literacy Industry.

The Financial Literacy Industry in New Zealand is vital in ensuring individuals have the necessary knowledge and skills to make informed financial decisions, ultimately leading to better financial well-being and security. Below is an overview of the industry in the New Zealand market:

1.	Economic Landscape:

●	New Zealand has a population of approximately 5 million people, with a GDP per capita of around $46,000 (USD) as of 2023.
●	The country has a well-developed financial sector, with a strong emphasis on personal finance management and investment opportunities.
●	Economic growth and stability contribute to the importance of financial literacy, as individuals strive to maximize their financial resources and navigate through various financial products and services.

2.	Importance of Financial Literacy:

●	Financial literacy is recognized as a critical skillset for individuals to effectively manage their finances, plan for the future, and mitigate financial risks.
●	With increasing complexities in financial markets and products, there is a growing need for comprehensive financial education programs to empower consumers with the knowledge to make sound financial decisions.

3.	Current State of Financial Literacy: Surveys and studies indicate varying levels of financial literacy among New Zealanders, with some gaps and challenges observed:

●	A significant portion of the population lacks basic financial knowledge, particularly in areas such as budgeting, saving, investing, and retirement planning.
●	Many individuals struggle with debt management, understanding financial products, and making informed decisions about insurance, mortgages, and investments.
●	There is a need to address behavioral aspects of finance, such as impulse spending, lack of savings discipline, and misconceptions about financial concepts.
●

Various studies, including those from the Commission for Financial Capability and the Reserve Bank of New Zealand, have revealed that a significant portion of New Zealanders lack confidence in their financial knowledge and skills. For example, the Commission’s National Strategy for Financial Capability report highlighted that many New Zealanders struggle with managing debt, saving for retirement, and making informed investment decisions. These studies underscore the need for improved financial education, aligning with our goal to empower individuals through enhanced financial literacy.

●	Studies, including those from the Te Ara Ahunga Ora Retirement Commission and Sorted Money Week surveys, indicate that many New Zealanders tend to save without clear financial goals and adopt a “live for today” mindset. This lack of long-term planning leaves a significant portion of the population ill-prepared to manage major life expenses. For example, the New Zealand Financial Capability Survey found that many New Zealanders do not plan adequately for future financial needs, such as unexpected job losses, serious illness, or significant life changes like pandemics. This absence of clear, long-term financial goals often results in insufficient funds to cover both expected and unexpected expenses, highlighting the need for better financial education and planning.

4.	Government Initiatives and Support: The New Zealand government, along with regulatory bodies and financial institutions, recognizes the importance of promoting financial literacy and has implemented various initiatives:

●	Educational campaigns, workshops, and online resources aimed at improving financial knowledge and skills across different age groups and demographics.
●	Collaboration with schools, universities, employers, and community organizations to integrate financial education into curriculum and workplace programs.
●	Regulatory frameworks and consumer protection measures to ensure transparency, fairness, and responsible financial practices within the financial industry.

5.	Challenges and Opportunities:

●	Despite efforts to enhance financial literacy, challenges remain, including reaching underserved communities, addressing cultural and linguistic barriers, and adapting to evolving financial landscapes.
●	Opportunities exist for innovative approaches to financial education, leveraging technology, gamification, and behavioral economics to engage and empower individuals in managing their finances effectively.
●	Partnerships between public and private sectors, as well as academia and non-profit organizations, can facilitate the development and delivery of comprehensive and accessible financial education programs tailored to diverse needs and preferences.

Overall, the Financial Literacy Industry in New Zealand plays a crucial role in fostering financial empowerment, resilience, and prosperity among individuals and communities, with ongoing efforts needed to address existing gaps and promote lifelong learning and financial well-being.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

The Company

Rocky Mountains Group Ltd, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on July 25, 2023.

On July 25, 2023, Mr. Zonghan Wu was appointed as President, Secretary, Treasurer, Chief Executive Officer, and Director.

On October 20, 2023, the Company issued 20,000,000 shares of restricted common stock, with $0.0001 per share, to Mr. Zonghan Wu in consideration of $2,000. The $2,000 in proceeds went to the Company to be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended (“Regulation S”) due to the fact that all sales of stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Rocky Mountains Group Ltd offers financial literacy seminar services, with a focus on providing such services to customers in New Zealand.

Business Overview

Rocky Mountains Group Ltd is headquartered in Auckland, New Zealand. We provide financial literacy seminar services to New Zealand individuals and families. Our mission is to improve the financial well-being of our clients.

Business & Revenue Model

The Company believes there is enormous opportunity in promoting, and at the same time profiting from, financial literacy in New Zealand. At present, the only service that has been provided by the Company is the one-on-one Personal Financial Literacy Seminar (herein referred as “PFL Seminar”). All other additional services are prospective, and have not, as of this point in time, been performed for any clients yet, nor do we have a definitive timeline for when we may begin to offer such services. We believe that we have the capacity to offer our services immediately upon securing an agreement with a client.

Our PFL Seminar focuses on elevating our clients’ financial literacy and teaching them responsible financial behaviors and rational attitudes towards financial management. Our PFL Seminar aims to improve clients’ awareness and capability to make rational financial decision throughout their life stages, which leads to sustained improvements in their financial behavior. We believe that raising financial literacy is a key to empower clients with the financial knowledge and skills to improve their financial well-being. Financially capable clients could interact responsibly with their financial service providers, which in turn builds a healthy financial lifestyle. At present, our PFL Seminar is taught solely by the Company’s President. We intend to hire additional instructors in the future, depending on the success of our operations, and will require that all instructors have relevant training/background and that the follow a standard of procedure (SOP), that has yet to be developed, in order to ensure that their lessons meet the quality standards we require.

Our PFL Seminar is a one-on-one workshop, presently conducted online via Zoom, which consists of three sessions and the clients are expected to devote at least three hours per session as elaborated below:

Session 1: Financial Management Knowledge, Tool and Resources

Various studies, including those from the Commission for Financial Capability and the Reserve Bank of New Zealand, have revealed that a significant portion of New Zealanders lack confidence in their financial knowledge and skills. For example, the Commission’s National Strategy for Financial Capability report highlighted that many New Zealanders struggle with managing debt, saving for retirement, and making informed investment decisions. These studies underscore the need for improved financial education, aligning with our goal to empower individuals through enhanced financial literacy.

Session 1 of our PFL Seminar enlightens clients with the above concerns and goes into detail on the following key learning objectives:

1.	Knowledge of financial concepts;

2.	Ability to live within means;

3.	Management of expected and unexpected expenses;

4.	Being vigilant to avoid financial scams; and

5.	Ability to assess the risks and benefits of financial products and services.

Session 2: Long-term Financial Planning Knowledge

Studies, including those from the Te Ara Ahunga Ora Retirement Commission and Sorted Money Week surveys, indicate that many New Zealanders tend to save without clear financial goals and adopt a “live for today” mindset. This lack of long-term planning leaves a significant portion of the population ill-prepared to manage major life expenses. For example, the New Zealand Financial Capability Survey found that many New Zealanders do not plan adequately for future financial needs, such as unexpected job losses, serious illness, or significant life changes like pandemics. This absence of clear, long-term financial goals often results in insufficient funds to cover both expected and unexpected expenses, highlighting the need for better financial education and planning.

Session 2 of our PFL Seminar enlightens clients with the above concerns and goes into detail on the following key learning objectives:

1.	The use of innovation guides and tools to improve long-term financial planning;

2.	Awareness and knowledge of the benefits of seeking appropriate professional advice on financial planning;

3.	The importance of voluntary savings and income diversification; and

4.	The importance of long-term financial plans for retirement.

The desired outcomes of this session are inculcating clients with the habit of long-term planning for different life stages or events, such as marriage, having children, performing pilgrimage, death and illness. Clients will also be aware of the importance of funding sufficiency to meet their future financial needs and retirement life.

Session 3: Protect Your Money

We believe it is increasingly important to be financially literate in this era of digitization, as online information can be overwhelming and even inaccurate. Furthermore, as new financial products and services, such as internet banking and mobile payments, are growing in popularity, the capability to validate and verify such information is crucial before making any financial decisions.

Expectations of unrealistically high returns also increase the risk of falling victim to scams and illegal financial schemes. We believe with enough financial knowledge; our clients will be able to make the distinction between legitimate products and fraudulent schemes and be aware of avenues to seek help when in doubt.

Session 3 of our PFL Seminar enlightens clients with the above concerns and goes into detail on the following key learning objectives:

1.	Provide better understanding of risks and returns;

2.	Improve awareness of the innovation of financial products and its implications;

3.	Raise awareness on financial scams and fraud; and

4.	Explain the risks of sophisticated financial products and services.

Session 3 of PFL Seminar should increase clients’ awareness and understandings on the key features of certain financial products and services. They should also be able to identify suitable financial products based on their risk appetites and objectives and make rational financial decisions.

Pricing

We generate our revenues by providing PFL Seminar services to New Zealand individuals and families. The one-time PFL seminar fees are typically a flat fee, which is currently proposed as $5,000 for one individual.

Marketing

We believe word-of-mouth is an especially effective marketing tool for our business. We intend to engage in nationwide marketing initiatives to further raise our brand awareness while continuing to improve client satisfaction to strengthen our word-of-mouth referrals.

We expect to increase our marketing efforts through our President’s personal networks and industry association channels which have not, at this point of time, been fully identified. Our President leverages various resources in performing tasks, including their social connections and referrals from existing clients.

Additionally, we intend to bolster our professional reputation and image by showcasing our knowledge and industry expertise via marketing campaigns through various forms of media, including our website at www.rockymountainsgroup.com. We have undefined plans to initially market our services through webinars, the creation of a wide variety of white papers, newsletters, books, and other information offerings. Furthermore, we plan to begin a social media campaign utilizing blogs, twitter, Facebook, and LinkedIn. A targeted campaign is intended to be made to focus on individuals and families. At this point in time, we cannot state with any certainty when we will commence with the aforementioned marketing activities.

Industry Competition

The financial literacy services industry is very competitive and fragmented in the market niche in which our Company operates. There are limited barriers to entry and new competitors frequently enter the market. A significant number of our competitors possess substantially greater resources than we possess. Additionally, we face substantial competition for potential clients and for technical and professional personnel from providers of similar specialties, which range from giant national wealth management firm, private banks and family offices headquartered in New Zealand.

The majority of our competitors are banks, wealth management firms, and insurance brokers who aim to sell their own products by providing financial literacy services. As such, we feel that we have a competitive advantage over many of our competitors, in that we do not sell any specific insurance or investment product, and instead strive to maintain our independence and avoid potential conflicts of interest. We believe that our clients will feel assured that the quality of our services and recommendations are not hampered by the need to sell any additional products.

We believe that existing and new competitors will continue to improve their services and introduce new services with competitive pricing and performance characteristics. In periods of reduced demand for our services, we can either choose to maintain market share by reducing our prices to meet competition or maintain prices, which would likely sacrifice market share. Sales and overall profitability could be reduced in either case.

Future Plans

Our future plans include expanding the appeal of our services to the Australian market, although we do not have any distinct timeline in which we will begin conducting these plans save for the fact that we plan to hire more employees to support our operations. To achieve this, we will allocate resources in marketing campaign through social media, and we plan to hire new employees to support increased online interaction with potential customers. We also plan to advertise online through advertisements that a user may be able to click on to learn more about us and/or our services. We believe we will need to hire additional employees to implement the aforementioned plan to increase our marketing presence. In the future we will continue to evaluate the possibility of expanding our service offerings to meet the needs of potential new clients and offer an expanded range of services to any potential clients we may consummate agreements in the future.

In the coming months, the Company plans to promote its services through existing contacts and participation in networking events and business seminars where we will be able to interact with and meet with potential new clients.

Employees

As of November 30, 2024, we have two employees including our President and sole director, Mr. Zonghan Wu. Currently, Mr. Wu has the flexibility to work on our business up to 20 hours per week, but is prepared to devote more time if necessary. The Company intends to employ 3 employees by the end of 2025, with 1 employee designated to administration and 2 professionals to providing financial literacy seminar services. It is the intention of the Company to focus on hiring employees who possess industry-recognized qualifications, are primarily recruited from reputable institutions in the wealth management industry and have an average of approximately 5 years of industry experience.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our employee, Officer and/or Director.

Government Regulations

Rocky Mountains Group Ltd solely provides financial literacy seminar services, and we will not take part in any distribution of financial products, such as insurance or investment products. We are not required to obtain any license that we are aware of except possibly business registration licenses in jurisdictions we may intend to operate in.

However, from time to time during one-on-one PFL Seminar, the Company or employee of the Company will come across personal data as defined under New Zealand Privacy Act 2020 (herein referred as “NZPA”). According to NZPA, Data User, such as the Company or employee of the Company, shall not process personal data about a data subject unless the data subject has given his consent to the processing of the personal data.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.015. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $120,000 as anticipated.

Next 12 months (Planned Actions)	If 2,000,000 shares (25%) are sold:	If 4,000,000 shares (50%) are sold:	If 6,000,000 shares (75%) are sold:	If 8,000,000 shares (100%) are sold:

Staffing	$-	$11,000	$21,000	$31,000
Advertising and Marketing Expenses	$-	$11,000	$21,000	$31,000
Funding for Day to Day Operations	$3,000	$11,000	$21,000	$31,000
Offering Expenses	$27,000	$27,000	$27,000	$27,000

TOTALS	$30,000	$60,000	$90,000	$120,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

The Company estimates the costs of this offering at about $27,000. All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses however, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed or quoted on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.015 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

Note: “Net increase to original shareholder” below is based upon a par value of $0.0001.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(75% of the shares are sold in the offering)	(100% of the shares are sold in the offering)
Offering Price Per Share	$0.015	$0.015	$0.015	$0.015
Book Value Per Share Before the Offering	$(0.0001)	$(0.0001)	$(0.0001)	$(0.0001)
Book Value Per Share After the Offering	$0.00143	$0.0024	$0.0034	$0.0042
Net Increase to Original Shareholder	$0.0014	$0.0025	$0.0035	$0.0043
Decrease in Investment to New Shareholders	$0.01367	$0.0126	$0.0116	$0.0108
Dilution to New Shareholders (%)	91.49%	83.87%	77.42%	71.89%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(1,933)
Net proceeds from this offering	120,000
$118,067
Denominator:
Shares of common stock outstanding prior to this offering	20,000,000
Shares of common stock to be sold in this offering (100%)	8,000,000
28,000,000

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(1,933)
Net proceeds from this offering	90,000
$88,067
Denominator:
Shares of common stock outstanding prior to this offering	20,000,000
Shares of common stock to be sold in this offering (50%)	6,000,000
26,000,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(1,933)
Net proceeds from this offering	60,000
$58,067
Denominator:
Shares of common stock outstanding prior to this offering	20,000,000
Shares of common stock to be sold in this offering (50%)	4,000,000
24,000,000

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(1,933)
Net proceeds from this offering	30,000
$28,067
Denominator:
Shares of common stock outstanding prior to this offering	20,000,000
Shares of common stock to be sold in this offering (25%)	2,000,000
22,000,000

PLAN OF DISTRIBUTION

The Company has 20,000,000 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering the Company is registering 8,000,000 shares of its common stock for sale at the fixed price of $0.015 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our Chief Executive Officer will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our Chief Executive Officer is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our Chief Executive Officer, Mr. Wu, will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Wu has not, nor has he been within the past 12 months, a brokers or dealer, and he has not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our Chief Executive Officer will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our Chief Executive Officer will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 8,000,000 shares being offered on behalf of the Company itself. The price per share is fixed at $0.015 for the duration of this offering. Although our common stock is not listed or quoted on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.015 for the duration of this offering. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.015 per share.

Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB. Although we believe that in the future we will meet the eligibility requirements in order to be quoted on the OTCQB, we cannot quantify the likelihood that this will be the case. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, there is the possibility a market maker may not apply to make a market in our common stock.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company estimates the costs of this offering at about $27,000. All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses however, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “Rocky Mountains Group Ltd”, or (ii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 75,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”). As of the date of this filing we have 20,000,000 shares of Common Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

At this time, we have no preferred stock authorized.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time, we do not have a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Mont E. Tanner, with an office address at 2950 East Flamingo Road, Suite G, Las Vegas, NV 89121.

The financial statements included in this prospectus and the registration statement have been audited by JP Centurion & Partners PLT, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

The Company’s office space is located at E 242 Bucklands Beach Road, Bucklands Beach, Auckland, 2012, New Zealand.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

None.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

Officer Biographies

NAME	AGE	POSITION
Zonghan Wu	45	Chief Executive Officer, President, Secretary, Treasurer, Director

Zonghan Wu – Chief Executive Officer, President, Secretary, Treasurer, Director

Mr. Wu worked for Opus International Consultants as a Business Analyst in New Zealand from 2004 to 2007. He worked for Nestle as a Commercial Analyst from 2008 to 2011. He worked for SIPP international Industries, Inc. (OTC Pink: SIPN) as a Director and Company Secretary from August 2022 to August 2023. Since 2011, he has been Managing Director of Shanghai Jishi Management Consulting Co. Ltd in Shanghai.

Mr. Wu has served as Chairman and Company Secretary for the companies with publicly available information under Rule 15c-211 and quoted in the U.S.: SSHT S&T Group Ltd. (OTC Pink: SSHT) since January 2022.

Mr. Wu has also served as a Director and Company Secretary for the following companies with publicly available information under Rule 15c-211 and quoted in the U.S.: Alliance Recovery Corp. (OTC Pink: ARVY) since June 2022, ACC Aviation Holdings Ltd. OTC Pink: CAVG) since January 2022. Mr. Wu was awarded a Bachelor of Commerce degree from the University of Auckland in New Zealand in 2004.

In July 2023, Mr. Wu founded Rocky Mountains Group Ltd, and serves as our Chief Executive Officer, President, Secretary, Treasurer, and Director.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company’s internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive Officer have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members on our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Period ended May 31, (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Zonghan Wu Title: Chief Executive Officer, President, Secretary, Treasurer, Director	2024	$-	-	-	-	-	-	$-	$-

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with our Officer or Director.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of January 17, 2025 the Company has 20,000,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Zonghan Wu Title: President, Secretary, Treasurer, Chief Executive Officer, and Director Address: E 242 Bucklands Beach Road, Bucklands Beach, Auckland 2012, New Zealand	20,000,000	100%	-	-	100%
5% or Greater Shareholders
None	-	-	-	-	-

Beneficial ownership in the table above has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 20, 2023, the Company issued 20,000,000 shares of restricted common stock, with $0.0001 per share, to Mr. Zonghan Wu in consideration of $2,000. The $2,000 in proceeds went to the Company to be used as working capital.

Mr. Zonghan Wu, currently our only shareholder, serves as our Chief Executive Officer, President, Secretary, Treasurer and Director.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended (“Regulation S”) due to the fact that all sales of stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer, Director and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Director will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal years.

For the Period Ended May 31, 2024
Audit fees	$8,500
Audit related fees	-
Tax fees	-
All other fees	-
Total	$8,500

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None.

FINANCIAL STATEMENTS AND EXHIBITS

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

ROCKY MOUNTAINS GROUP LTD

E 242 Bucklands Beach Road

Bucklands Beach,Auckland

New Zealand

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Rocky Mountains Group Ltd (the ‘Company’) as of May 31, 2024, and the related statement of operations and comprehensive loss, statement of stockholders’ equity, and statement of cash flows for the period from July 25, 2023 (date of inception) to May 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2024, and the results of its operations and its cash flows for the period ended of May 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, for the period ended from July 25, 2023 (date of inception) to May 31, 2024, the Company incurred loss from operations, shareholders’ deficit and net current liabilities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to those charged with governance that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical matters.

/s/ JP CENTURION & PARTNERS PLT
JP CENTURION & PARTNERS PLT (ID: 6723) We have served as the Company’s auditor since 2024.

Kuala Lumpur, Malaysia
August 30, 2024

- F2 -

ROCKY MOUNTAINS GROUP LTD

BALANCE SHEET AS OF MAY 31, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

As of
May 31, 2024
(Audited)
ASSETS
Current assets
Cash and cash equivalents	$2,975
Accounts receivable	5,000
Total current assets	7,975

Non - current asset
Plant and equipment, net	$1,521
Total non - current asset	1,521

TOTAL ASSETS	$9,496

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued liabilities	$8,500
Amounts due to a director	2,929
Total current liabilities	11,429

Total liabilities	$11,429

Stockholders’ equity
Common stock – Par value $ 0.0001; Authorized: 75,000,000 shares; Issued and outstanding: 20,000,000 shares as of May 31, 2024	$2,000
Additional paid in capital	-
Accumulated deficit	(3,933)
Total stockholders’ equity	$(1,933)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,496

The accompanying notes are an integral part of these financial statements.

- F3 -

ROCKY MOUNTAINS GROUP LTD

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FROM JULY 25, 2023 (DATE OF INCEPTION) TO MAY 31, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

From July 25, 2023 (Date of Inception) to May 31, 2024
Revenue	$10,000

Operating expenses
General and administrative expenses	13,795
Depreciation	138
Total operating expenses	13,933

Loss from operations	(3,933)

Other income	-

Net loss	(3,933)

Earnings per share
Net loss per common stock, basic and diluted	0

Weighted average number of common stock issued and outstanding
- Basic and diluted	15,691,318

The accompanying notes are an integral part of these financial statements.

- F4 -

ROCKY MOUNTAINS GROUP LTD

STATEMENT OF STOCKHOLDERS’ EQUITY

FROM JULY 25, 2023 (DATE OF INCEPTION) TO MAY 31, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

	Common Stock		Additional
	Number of		paid in	Accumulated
	Shares	Amount	capital	Deficit	Total
Balance as of July 25, 2023 (Date of Inception)	-	-	-	-	-
Net loss	-	-	-	(3,933)	(3,933)
Issuance of share capital, founder’s shares	20,000,000	2,000	-	-	2,000
Balance as of May 31, 2024	20,000,000	2,000	0	(3,933)	(1,933)

- F5 -

ROCKY MOUNTAINS GROUP LTD

STATEMENT OF CASH FLOWS

FROM JULY 25, 2023 (DATE OF INCEPTION) TO MAY 31, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

From July 25, 2023 (Date of Inception) to May 31, 2024
Cash Flows From Operating Activities:
Net loss	$(3,933)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	138
Changes in operating assets and liabilities:
Accounts receivable	(5,000)
Accrued liabilities	8,500
Amounts due to a director	2,929
Net cash provided by operating activities	2,634

Cash Flows From Investing Activity:
Purchase of plant and equipment	(1,659)
Net cash used in investing activity	(1,659)

Cash Flows From Financing Activity:
Proceeds from issuance of shares	2,000
Net cash provided by financing activity	2,000

Net change in cash and cash equivalents	2,975
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$2,975

Supplemental cash flows information

Income taxes paid	$-
Interest paid	$-

The accompanying notes are an integral part of these financial statements.

- F6 -

ROCKY MOUNTAINS GROUP LTD

NOTES TO FINANCIAL STATEMENTS

FROM JULY 25, 2023 (DATE OF INCEPTION) TO MAY 31, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

1. ORGANIZATION AND BUSINESS BACKGROUND

Rocky Mountains Group Ltd, a Nevada corporation, (“the Company”) was incorporated under the laws of the State of Nevada on July 25, 2023.

Rocky Mountains Group Ltd is headquartered in Auckland, New Zealand. We provide financial literacy seminar services to New Zealand individuals and families. Our mission is to improve the financial well-being of our clients.

The Company’s executive office is located at E 242 Bucklands Beach Road, Bucklands Beach, Auckland, New Zealand.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The financial statements for Rocky Mountains Group Ltd for the period from July 25, 2023 (Date of Inception) to May 31, 2024 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company has adopted May 31 as its fiscal year end.

Going Concern

For the year ended May 31, 2024, the Company incurred a net loss of $3,933. As of May 31, 2024, the current liabilities of the Company exceeded its current assets by $3,454 and has a shareholders’ deficits of $1,933. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the financial support from its shareholder, Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company expects to finance its operations primarily through cash flow from revenue and continuing financial support from a shareholder. In the event that we require additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the shareholder has indicated the intent and ability to provide additional financing.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Accounts Receivable

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company extends credit to its customers in the normal course of business and generally does not require collateral. The Company’s credit terms are dependent upon the segment, and the customer. The Company assesses the probability of collection from each customer at the outset of the arrangement based on a number of factors, including the customer’s payment history and its current creditworthiness. If in management’s judgment collection is not probable, the Company does not record revenue until the uncertainty is removed.

Management performs ongoing credit evaluations, and the Company maintains an allowance for potential credit losses based upon its loss history and its aging analysis. The allowance for doubtful accounts is the Company’s best estimate of the amount of credit losses in existing accounts receivable. Management reviews the allowance for doubtful accounts each reporting period based on a detailed analysis of trade receivables. In the analysis, management primarily considers the age of the customer’s receivable, and also considers the creditworthiness of the customer, the economic conditions of the customer’s industry, general economic conditions and trends, and the business relationship and history with its customers, among other factors. If any of these factors change, the Company may also change its original estimates, which could impact the level of the Company’s future allowance for doubtful accounts. If judgments regarding the collectability of receivables were incorrect, adjustments to the allowance may be required, which would reduce profitability.

- F7 -

Accounts receivable are recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts receivable is made when collection of the full amount is no longer probable. Bad debts are written off as identified.

On June 1, 2023, the Company adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, using the modified retrospective method. Expected credit losses are recorded as general and administrative expenses on the statements of operations and comprehensive loss. The receivable balances are written off when they are deemed uncollectible. The Company accrued allowance for credit losses of nil for the year ended May 31, 2024.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and impairment. Depreciation of plant and equipment are calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Classification	Useful Life
Computer and Software	3 years

Revenue Recognition

Revenue is generated through provision of Personal Financial Literacy Seminar (PFL Seminar) services to customer. Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i)	identification of the promised goods and services in the contract;

(ii)	determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii)	measurement of the transaction price, including the constraint on variable consideration;

(iv)	allocation of the transaction price to the performance obligations; and

(v)	recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under Topic 606, the Company records revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. The Company records revenue from the provision of services upon delivery of the finalized Personal Financial Report to the customer.

Earnings Per Share

The Company reports earnings per share in accordance with ASC 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common stock outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common stock outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s common stock outstanding. Diluted earnings per share reflects the amount of net income available to each common stock outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued.

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

New U.S. federal tax legislation, commonly referred to as the Tax Cuts and Jobs Act (the “U.S. Tax Reform”), was signed into law on December 22, 2017. The U.S. Tax Reform modified the U.S. Internal Revenue Code by, among other things, reducing the statutory U.S. federal corporate income tax rate from 35% to 21% for taxable years beginning after December 31, 2017; limiting and/or eliminating many business deductions; migrating the U.S. to a territorial tax system with a one-time transaction tax on a mandatory deemed repatriation of previously deferred foreign earnings of certain foreign subsidiaries; subject to certain limitations, generally eliminating U.S. corporate income tax on dividends from foreign subsidiaries; and providing for new taxes on certain foreign earnings. Taxpayers may elect to pay the one-time transition tax over eight years, or in a single lump-sum payment.

- F8 -

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair Value Measurement

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Recently issued and adopted accounting pronouncements

In June 2016, the FASB issued Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. In November 2019, the FASB issued ASU 2019-10 highlighted the adoption timeline. For smaller reporting entities, Topic 326 is effective for annual periods beginning after December 15, 2022, including interim periods within those fiscal years, of which is effective for the Company upon the incorporation.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

COVID-19 Uncertainty

An outbreak of respiratory illness caused by the novel coronavirus, commonly referred as “COVID-19” emerged in late 2019 and has spread globally. The COVID-19 is considered to be highly contagious and poses a serious public health threat. The World Health Organization labeled the COVID-19 outbreak as a pandemic on March 11, 2020, given its threat beyond a public health emergency of international concern the organization had declared on January 30, 2020.

The epidemic has resulted in social-distancing restrictions, travel restrictions, and the temporary closure of stores and facilities during the past few months. The negative impacts of the COVID-19 outbreak on our business may include, but not strictly be limited to:

-	The uncertain economic conditions may refrain clients from engaging our services.

-	The operations of businesses in most industries have been, and could continue to be, negatively impacted by the epidemic, which may in turn adversely impact their business performance.

We are unable to accurately predict the impact that the COVID-19 will have due to various uncertainties, including the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak globally, and effectiveness of the actions that may be taken by governmental authorities. Additionally, it is possible that we may face similar difficulties from future events, such as this, should there be at any point another global pandemic. As of the current date, we do not believe that we have been directly impacted by Covid-19. However, economies throughout the world have been impacted significantly in a vast number of ways, and we cannot state with any level of certainty to what extent we may have been indirectly impacted by market conditions as a result of the pandemic and/or if the pandemic has forestalled, in any capacity, our growth to date.

- F9 -

3. ACCOUNTS RECEIVABLE

Accounts receivable balance was $5,000 as of May 31, 2024

4. PLANT AND EQUIPMENT

Plant and equipment consisted of the following as of May 31, 2024:

As of May 31, 2024

Computer and Software	$1,659
Less: accumulated depreciation	(138)
Plant and equipment, net	$1,521

Depreciation expense for the period ended May 31, 2024 was $138.

5. ACCRUED LIABILITIES

Accrued liabilities balance was $8,500 as of May 31, 2024

6. AMOUNT DUE TO A DIRECTOR

As of May 31, 2024, the sole director of the Company advanced $2,929 to the Company, which is unsecured and non-interest bearing with repayable on demand.

Our director, Zonghan Wu, has not been compensated for the services.

7. SHAREHOLDERS’ EQUITY

The Company has 75,000,000 shares of commons stock authorized.

On October 20, 2023, upon the incorporation of the Company, Zonghan Wu, subscribed 20,000,000 shares of common stock at $0.0001 per share for a total subscription value of $2,000.

As of May 31, 2024, the Company has 20,000,000 shares of common stock issued and outstanding.

8. INCOME TAX

The loss from operation before income tax of the Company from July 25, 2023 to May 31, 2024 was comprised of the following:

From July 25, 2023 to May 31, 2024
Tax jurisdictions from:
– Local	$(3,933)

Loss from operation before income tax	$(3,933)

- F10 -

United States of America

The Tax Act reduces the U.S. statutory corporate tax rate from 35% to 21% for our tax years beginning in 2018, which resulted in the re-measurement of the federal portion of our deferred tax assets from the 35% to 21% tax rate. The Company is registered in the State of Nevada and is subject to United States of America tax law. As of May 31, 2024, the operations in the United States of America incurred $3,933 of cumulative net operating losses (NOL’s) which can be carried forward to offset future taxable income. The NOL carryforwards begin to expire in 2041, if unutilized. The Company has provided for a full valuation allowance of approximately $826 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of May 31, 2024:

As of May 31, 2024
Deferred tax assets:

Net operating loss carryforwards
- United States of America	$826
Less: valuation allowance	(826)
Deferred tax assets	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $826 as of May 31, 2024.

9. CONCENTRATIONS OF RISK

Customer Concentration

From July 25, 2023 to May 31, 2024, there were two customers who accounted for 100% of the Company’s revenues. The customers who accounted for 100% of the Company’s revenues and its outstanding receivable balance at period-end is presented below:

	From July 25, 2023 to May 31, 2024
	Revenue	Percentage of Revenue	Accounts receivable
Customer A	$5,000	50%	$-
Customer B	$5,000	50%
Total	$10,000	100%	$-

10. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after May 31, 2024 up through the date the Company issued the financial statements.

- F11 -

- F12 -

ROCKY MOUNTAINS GROUP LTD

BALANCE SHEETS

AS OF NOVEMBER 30, 2024 (UNAUDITED) AND MAY 31, 2024 (AUDITED)

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	As of	As of
	November 30, 2024	May 31, 2024
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$3,653	$2,975
Accounts receivable	-	5,000
Prepayment	4,188	-
Total current assets	7,841	7,975

Non-current asset
Plant and equipment, net	$4,890	$1,521
Total non-current asset	4,890	1,521

TOTAL ASSETS	$12,731	$9,496

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued liabilities	$3,100	$8,500
Amounts due to a director	-	2,929
Total current liabilities	3,100	11,429

Total liabilities	$3,100	$11,429

Stockholders’ equity
Common stock – Par value $ 0.0001; Authorized: 75,000,000 shares; Issued and outstanding: 20,000,000 shares as of November 30, 2024	$2,000	$2,000
Additional paid in capital	11,344	-
Accumulated deficit	(3,713)	(3,933)
Total stockholders’ equity	$9,631	$(1,933)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,731	$9,496

The accompanying notes are an integral part of these financial statements.

- F13 -

ROCKY MOUNTAINS GROUP LTD

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE AND SIX MONTHS ENDED NOVEMBER 30, 2024

(UNAUDITED)

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	Three months ended November 30, 2024	Six months ended November 30, 2024
	2024	2024

Revenue	$10,000	$15,005

Operating expenses
General and administrative expenses	7,821	14,253
Depreciation	320	532
Total operating expenses	8,141	14,785

Operating income	1,859	220

Net income	1,859	220

Earnings per share
Net income per common stock – basic and diluted	0	0

Weighted average number of common stock issued and outstanding
- Basic and diluted	20,000,000	20,000,000

The accompanying notes are an integral part of these financial statements.

- F14 -

ROCKY MOUNTAINS GROUP LTD

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED NOVEMBER 30, 2024 (UNAUDITED)

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	Common Stock		Additional paid in	Accumulated
	Shares	Amount	capital	Deficit	Total
Balance as of July 25, 2023 (Date of Inception)	-	-	-	-	-
Net loss	-	-	-	(3,933)	(3,933)
Issuance of share capital, founder’s shares	20,000,000	2,000	-	-	2,000
Balance as of May 31, 2024	20,000,000	2,000	-	(3,933)	(1,933)
Net loss	-	-	-	(1,639)	(1,639)
Balance as of August 31, 2024	20,000,000	2,000	0	(5,572)	(3,572)
Net income	-	-	-	1,859	1,859
Debt forgiveness from a director	-	-	11,344	-	11,344
Balance as of November 30, 2024	20,000,000	2,000	11,344	(3,713)	9,631

The accompanying notes are an integral part of these financial statements.

- F15 -

ROCKY MOUNTAINS GROUP LTD

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2024

(UNAUDITED)

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	For the Six Months Ended November 30, 2024
	November 30
	2024	2023
Cash Flows From Operating Activities:
Net income	$220	$-
Depreciation	532	-
Debt forgiveness from a director	11,344
Changes in operating assets and liabilities:
Accounts receivable	5,000
Prepayment	(4,188)	-
Accrued liabilities	(5,400)	-
Amounts due to a director	(2,929)	-
Net cash provided by operating activities	4,579	-

Cash Flows From Investing Activity:
Purchase of plant and equipment	(3,901)
Net cash used in investing activity	(3,901)	-

Net change in cash and cash equivalents	678	-
Cash and cash equivalents, beginning of period	2,975
Cash and cash equivalents, end of period	$3,653	$-

Supplemental cash flows information

Income taxes paid	$-	$-
Interest paid	$-	$-

The accompanying notes are an integral part of these financial statements.

- F16 -

ROCKY MOUNTAINS GROUP LTD

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED NOVEMBER 30, 2024 (UNAUDITED)

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

1. ORGANIZATION AND BUSINESS BACKGROUND

Rocky Mountains Group Ltd, a Nevada corporation, (“the Company”) was incorporated under the laws of the State of Nevada on July 25, 2023.

Rocky Mountains Group Ltd is headquartered in Auckland, New Zealand. We provide financial literacy seminar services to New Zealand individuals and families. Our mission is to improve the financial well-being of our clients.

The Company’s executive office is located at E 242 Bucklands Beach Road, Bucklands Beach, Auckland 2012, New Zealand.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed consolidated financial statements as of and six months ended November 30, 2024 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) that permit reduced disclosure for interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) have been condensed or omitted. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period ended November 30, 2024 are not necessarily indicative of the results that may be expected for the year ending May 31, 2025. The Condensed Consolidated Balance Sheet information as of May 31, 2024 was derived from the Company’s audited Consolidated Financial Statements as of and for the year ended May 31, 2024 included in the Company’s Preliminary Prospectus on Form S-1/A filed with the SEC on November 29, 2024. These financial statements should be read in conjunction with that report.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Accounts Receivable

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company extends credit to its customers in the normal course of business and generally does not require collateral. The Company’s credit terms are dependent upon the segment, and the customer. The Company assesses the probability of collection from each customer at the outset of the arrangement based on a number of factors, including the customer’s payment history and its current creditworthiness. If in management’s judgment collection is not probable, the Company does not record revenue until the uncertainty is removed.

Management performs ongoing credit evaluations, and the Company maintains an allowance for potential credit losses based upon its loss history and its aging analysis. The allowance for doubtful accounts is the Company’s best estimate of the amount of credit losses in existing accounts receivable. Management reviews the allowance for doubtful accounts each reporting period based on a detailed analysis of trade receivables. In the analysis, management primarily considers the age of the customer’s receivable, and also considers the creditworthiness of the customer, the economic conditions of the customer’s industry, general economic conditions and trends, and the business relationship and history with its customers, among other factors. If any of these factors change, the Company may also change its original estimates, which could impact the level of the Company’s future allowance for doubtful accounts. If judgments regarding the collectability of receivables were incorrect, adjustments to the allowance may be required, which would reduce profitability.

Accounts receivable are recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts receivable is made when collection of the full amount is no longer probable. Bad debts are written off as identified.

On June 1, 2023, the Company adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, using the modified retrospective method. Expected credit losses are recorded as general and administrative expenses on the statements of operations and comprehensive loss. The receivable balances are written off when they are deemed uncollectible. The Company accrued allowance for credit losses of nil for the three months and six months ended November 30, 2024.

- F17 -

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and impairment. Depreciation of plant and equipment are calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Classification	Useful Life
Computer and Software	3 years

Revenue Recognition

Revenue is generated through provision of Personal Financial Literacy Seminar (PFL Seminar) services to customer. Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i)	identification of the promised goods and services in the contract;

(ii)	determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii)	measurement of the transaction price, including the constraint on variable consideration;

(iv)	allocation of the transaction price to the performance obligations; and

(v)	recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under Topic 606, the Company records revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. The Company records revenue from the provision of services upon delivery of the finalized Personal Financial Report to the customer.

Earnings Per Share

The Company reports earnings per share in accordance with ASC 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common stock outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common stock outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s common stock outstanding. Diluted earnings per share reflects the amount of net income available to each common stock outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued.

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

New U.S. federal tax legislation, commonly referred to as the Tax Cuts and Jobs Act (the “U.S. Tax Reform”), was signed into law on December 22, 2017. The U.S. Tax Reform modified the U.S. Internal Revenue Code by, among other things, reducing the statutory U.S. federal corporate income tax rate from 35% to 21% for taxable years beginning after December 31, 2017; limiting and/or eliminating many business deductions; migrating the U.S. to a territorial tax system with a one-time transaction tax on a mandatory deemed repatriation of previously deferred foreign earnings of certain foreign subsidiaries; subject to certain limitations, generally eliminating U.S. corporate income tax on dividends from foreign subsidiaries; and providing for new taxes on certain foreign earnings. Taxpayers may elect to pay the one-time transition tax over eight years, or in a single lump-sum payment.

- F18 -

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair Value Measurement

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Recently issued and adopted accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In November 2023, the FASB issued ASU 2023-07 “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. The ASU 2023-07 is effective for annual reporting periods beginning after December 15, 2023 and interim periods in fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the impact this ASU may have on its unaudited condensed consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” to expand the disclosure requirements for income taxes, specifically related to the rate reconciliation and income taxes paid. The ASU 2023-09 is effective for annual reporting periods beginning after December 15, 2024.

Early adoption is permitted. The Company is currently evaluating the impact of this ASU may have on its unaudited condensed consolidated financial statements and related disclosures.

- F19 -

3. PREPAYMENT

	As of November 30, 2024 (Unaudited)	As of May 31, 2024 (Audited)

Prepaid expenses	$4,188	$-

Prepaid expenses as of November 30, 2024 represents the payment made to installment for EDGAR.

4. ACCOUNTS RECEIVABLE

	As of November 30, 2024 (Unaudited)	As of May 31, 2024 (Audited)

Accounts receivable	$-	$5,000
Allowance for doubtful accounts	-	-
Total	$-	$5,000

Accounts receivable balance was nil as of November 30, 2024

5. PLANT AND EQUIPMENT

Plant and equipment consisted of the following as of November 30, 2024 and May 31, 2024:

	As of November 30, 2024 (Unaudited)	As of May 31, 2024 (Audited)

Computer and software	$5,560	$1,659
Less: accumulated depreciation	(670)	(138)
Plant and equipment, net	$4,890	$1,521

Depreciation expense as of November 30, 2024 and May 31, 2024 was $532 and $138, respectively.

6. ACCRUED LIABILITIES

	As of November 30, 2024 (Unaudited)	As of May 31, 2024 (Audited)

Accrued liabilities	$3,100	$8,500

As of November 30, 2024, the Company has accrued liabilities of $3,100 which comprises of outstanding audit fees.

7. AMOUNT DUE TO A DIRECTOR

	As of November 30, 2024 (Unaudited)	As of May 31, 2024 (Audited)

Amounts due to a director	$0	$2,929

As of November 30, 2024, the sole director of the Company advanced $11,344 to the Company, which is unsecured and non-interest bearing with repayable on demand. Our sole director, Zonghan Wu waived the repayment of the $11,344 loan. As such, there are currently no interested/related party loans between Zonghan Wu and the Company.

Our director, Zonghan Wu, has not been compensated for the services.

8. SHAREHOLDERS’ EQUITY

The Company has 75,000,000 shares of commons stock authorized.

On October 20, 2023, upon the incorporation of the Company, Zonghan Wu, subscribed 20,000,000 shares of common stock at $0.0001 per share for a total subscription value of $2,000.

As of November 30, 2024, the Company has 20,000,000 shares of common stock issued and outstanding.

- F20 -

9. INCOME TAX

The income from operation before income tax of the Company for the six months ended November 30, 2024 was comprised of the following:

For the six months ended November 30, 2024
Tax jurisdictions from:
– Local	$220

Income from operation before income tax	$220

United States of America

The Tax Act reduces the U.S. statutory corporate tax rate from 35% to 21% for our tax years beginning in 2018, which resulted in the re-measurement of the federal portion of our deferred tax assets from the 35% to 21% tax rate. The Company is registered in the State of Nevada and is subject to United States of America tax law. As of November 30, 2024, the operations in the United States of America incurred $3,713 of cumulative net operating losses (NOL’s) which can be carried forward to offset future taxable income. The NOL carryforwards begin to expire in 2041, if unutilized. The Company has provided for a full valuation allowance of approximately $780 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of November 30, 2024 and May 31, 2024:

	As of	As of
	November 30, 2024	May 31, 2024
Deferred tax assets:

Net operating loss carryforwards
– United States of America	$780	$826
Less: valuation allowance	(780)	(826)
Deferred tax assets	$-	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $780 as of November 30, 2024.

10. CONCENTRATIONS OF RISK

Customer Concentration

For the six months ended November 30, 2024, there were two customers who accounted for 100% of the Company’s revenues. The customer who accounted for 100% of the Company’s revenues and its outstanding receivable balance at period-end is presented below:

	For the six months ended November 30, 2024
	Revenue	Percentage of Revenue	Accounts receivable
Customer A	$5,005	33.4%	$-
Customer B	$10,000	66.6%	$-
Total	$15,005	100%	$-

11. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after November 30, 2024 up through the date the Company issued the financial statements.

- F21 -

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$17.71
Auditor Fees and Related Expenses	$10,000.00
Consulting Fees and Related Expenses	$15,000.00
Transfer Agent Fees	$2,000.00
TOTAL	$27,017.71

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by his in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On July 25, 2023, the Company issued 20,000,000 shares of restricted common stock, with $0.0001 per share, to Mr. Zonghan Wu in consideration of $2,000. The $2,000 in proceeds went to the Company to be used as working capital. Mr. Zonghan Wu serves as our Chief Executive Officer, President, Secretary, Treasurer and Director.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended (“Regulation S”) due to the fact that all sales of stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
5.2	Updated Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm (1)
99.1	Sample Subscription Agreement (1)
107	Filing Fee Table (1)

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Auckland, New Zealand on January 17, 2025.

Rocky Mountains Group Ltd

By:	/s/ Zonghan Wu
Name:	Zonghan Wu
Title:	Chief Executive Officer, President, Secretary, Treasurer, and Director
Date:	January 17, 2025

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Zonghan Wu Signature: /s/ Zonghan Wu Title: Chief Executive Officer, President, Secretary, Treasurer, Director (Principal Executive Officer; Principal Accounting Officer; Principal Financial Officer)

Date: January 17, 2025

- 32 -